SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) December 3, 1998


                         Vanguard Cellular Systems, Inc.
             (Exact Name of Registrant as Specified on its Charter)

           North Carolina              0-16560             56-1549590
          (State or Other Jurisdiction (Commission File   (IRS Employer
                  of Incorporation)       Number)          Identification No.)


      2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 282-3690
                      ------------------------------------


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events

         On December 3, 1998, the Registrant accepted for payment all of the Registrant's 9-3/8% Senior Debentures due April 15, 2006 (the "Debentures") properly tendered (and not withdrawn) in connection with the cash tender offer commenced on November 4, 1998. As of the expiration of the tender offer, $196,724,000 in principal amount of the Debentures had been tendered (and not withdrawn). Upon such acceptance, the provisions of the Second Supplemental Indenture for which consents had been solicited became operative. The provisions of the Second Supplemental Indenture eliminate substantially all of the restrictive covenants and amend certain other provisions contained in the indenture governing the Debentures. A copy of the Second Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

   (c) The Exhibits furnished in connection with this report are as follows:

             4(a) Second Supplemental Indenture dated as of November 18, 1998 betweent The Bank of New York and Vanguard Cellular Systems, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 VANGUARD CELLULAR SYSTEMS, INC.



Date: December 4, 1998                          By: /s/ Richard C. Rowlenson
                                                    ------------------------
                                                     Richard C. Rowlenson
                                                     Executive Vice President


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INDEX TO EXHIBITS

    4(a) Second Supplemental Indenture dated as of November 18, 1998 betweent The Bank of New York and Vanguard Cellular Systems, Inc.